Second AMENDMENT TO FORBEARANCE AGREEMENT

This Second Amendment To Forbearance Agreement ("Amendment") is entered into on this 20th day of February 2004, at Cupertino, California, by and between the following parties: PACIFIC BUSINESS FUNDING, a division of GREATER BAY BANK N.A. (and formerly a division of Cupertino National Bank), ("PBF"), and SOUTHWALL TECHNOLOGIES INC., a Delaware corporation ("STI").

RECITALS

    On or about December 18, 2003, PBF and STI entered into a certain written Forbearance Agreement (hereinafter "Forbearance Agreement") with respect to certain extensions of credit described therein. Among other things, the Forbearance Agreement described and was conditioned upon the occurrence of certain events set forth in a written Investment Agreement entered into by STI with Needham & Company and other parties. Said Investment Agreement is referred to in the Forbearance Agreement as the "Investment Agreement."

    STI and the other parties to the Investment Agreement have agreed to certain amendments and changes to the Investment Agreement and concurrently with the execution of this Amendment are entering into a written agreement entitled Amended and Restated Investment Agreement (the "Restated Investment Agreement"). STI has requested that PBF to further amend the Forbearance Agreement to reflect the Restated Investment Agreement. On or about January 30, 2004, the parties hereto amended the Forbearance Agreement in writing by that certain written First Amendment To Forbearance Agreement, which among other things deleted the term "Investment Agreement" from the Forbearance Agreement and replaced it with the term "Restated Investment Agreement."

    The purpose of this Amendment is to amend the Forbearance Agreement, as previously amended, as PBF deems appropriate in connection with the Restated Investment Agreement.

NOW THEREFORE, IN CONSIDERATION of the foregoing Recitals and the terms and conditions and agreements contained herein, the parties hereby agree as follows:

AGREEMENT

    Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Forbearance Agreement and the Factoring Documents.

    Acknowledgment. STI acknowledges the truth and accuracy of each of the facts and legal relations contained in the Recitals to this Amendment.

    Amendments To Forbearance Agreement. The Forbearance Agreement is hereby amended as follows:

      Sections 5.4 and 5.5 of the Forbearance Agreement are deleted and replaced with the following:

      "5.4 STI shall, on or before February 23, 2004, have closed and received all funds to be delivered to STI pursuant to the "Convertible Debt" investment described in Article II of the Restated Investment Agreement;

      5.5 [Intentionally omitted];"

      The term "Restated Investment Agreement" as used in the Forbearance Agreement as amended shall mean that certain Amended and Restated Investment Agreement entered into by STI and other parties on or about February 20, 2004.

      Section 11.7 is deleted and replaced with the following:

      "11.7 An Event of Default under the Restated Investment Agreement or any agreement executed in connection therewith, including without limitation the Convertible Notes (as defined in the Restated Investment Agreement) to be executed and delivered pursuant to Article II of the Restated Investment Agreement."

      The following section 11.9 is added to the Forbearance Agreement:

    "11.9 Failure of Bank of America, N.A., Portfolio Financial Servicing Company and Lehman Brothers to execute and deliver to PBF a subordination agreement, in a form acceptable to PBF, on or before March 5, 2004 subordinating said parties' security interest and obligations with respect to Southwall to the security interest and obligations of PBF with respect to Southwall.

    Terms And Conditions Of Forbearance Agreement. Except as expressly amended in section 3 above, all terms and conditions in the Forbearance Agreement as amended and the Factoring Documents, as the same were expressly amended in the Forbearance Agreement, remain in full force and effect as set forth therein.

    Warranty and Release. In connection with this Amendment, STI hereby agrees as follows:

      STI warrants and represents that to the extent STI makes any payments hereunder or the under the Forbearance Agreement or Factoring Documents, at the time of each such payment, STI is fully authorized to make such payment.

      STI warrants and represents to PBF that to the best of its knowledge or information, it has and has had no claims, causes of action, demands, costs, losses or actions of any nature against PBF, whether the same have been or might have been asserted as a claim, cross-claim, counter-claim or cause of action in any tribunal.

      For and in consideration of PBF's agreement set forth herein, STI hereby releases and forever discharges PBF, its affiliates, and their respective officers, directors, employees, shareholders, attorneys, agents and representatives, individually and collectively, from any and all matters arising out of the business relationships which have existed to the date hereof between PBF and STI, including any and all past, present or future claims, actions, causes of action, obligations, costs or demands, known or unknown, whether or not any such claim, action, cause of action, obligation, cost, lost or demand has been, or might have been, asserted as a claim, cross-claim, counter-claim or cause of action in any tribunal.

      STI warrants and represents that it has not assigned or transferred or purported to assign or transfer to any other person or entity any claim or matter released herein and that no other person has any interest therein of any nature. In the event that STI shall have assigned or transferred, or purported to assign or transfer, or any other person shall claim an interest in any claim or other matter herein released, then the releasing party or parties shall indemnify PBF and hold it harmless from and against any and all losses, costs, claims or expenses, including but not limited to all costs related to the defense of any action, including reasonable attorneys' fees, based upon or arising out of or incurred as a result of any such claim, assignment or transfer.

      STI understands and acknowledges that if any claims or other matters herein released existed, such would be disputed by PBF. No action taken by the parties to this Amendment, or any of them, either previously or in connection with this Amendment shall be deemed or construed to be (a) an admission to the truth or falsity of any claims made; or (b) an acknowledgment or admission by PBF of any fault or liability whatsoever to any other party or to any third party.

      STI hereby relinquishes and waives all rights conferred upon it by the provisions of Section 1542 of the California Civil Code (or any like provision of federal or state law), which reads as follows:

    A General Release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

    STI hereby acknowledges that it is aware that it or its attorneys might hereafter discover facts different from or in addition to those which it or its attorneys now know or believe to be true with respect to any of the matters herein released, including that no such claims presently exist, and STI agrees that this instrument shall remain in effect as a full and complete release notwithstanding any such different or additional facts.

    No Waiver of Default. By entering into this Amendment, PBF waives none of the Defaults or any other default under the Factoring Documents nor its right to collect all obligations currently owing under either the Factoring Documents.

    Governing Law. This Amendment shall be interpreted and governed by California law without giving effect to principles of conflicts of law, and the parties agree that the venue for any lawsuit relating to this Amendment, the Forbearance Agreement or the Factoring Documents shall be the State or Federal courts situated in the County of Santa Clara, California. THE PARTIES ACKNOWLEDGE AND AGREE THAT IN ANY SUCH LAWSUIT, THEY EACH WAIVE THE RIGHT TO TRIAL BY JURY AND THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY TO ENTER INTO THIS AMENDMENT.

    Successors. The parties hereto expressly agree and covenant that this Amendment shall inure to the benefit of and be binding upon their respective representatives, successors, trustees and assigns. With the exception of the foregoing, this Amendment is not for the benefit of any other parties apart from PBF and STI.

    Entire Agreement. This Amendment contains the entire agreement between the parties pertaining to the subject matter herein, and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements, representations, and understandings, with respect to such subject matter.

    Consent. PBF hereby consents, to the extent such is required by any agreement between STI and PBF, to the (i) amendments to the Investment Agreement effected by the Restated Investment Agreement (ii) Mutual Release and Settlement Agreement dated February _ 2004 by and among STI and Bank of America, N.A., Portfolio Financial Servicing Company and Lehman Brothers and (iii) Second Amendment to Lease (3969-3975 E. Bayshore Road-Building 1) between Judd Properties, LLC and STI, and the transactions contemplated thereby and waives any default that would otherwise result therefrom, and agrees that all references to the Investment Agreement in any agreement between STI and PBF shall be deemed to refer to the Restated Investment Agreement.

    Execution in Counterparts. This Amendment may be executed in an original or one or more counterparts, each of which shall constitute a duplicate original.

IN WITNESS WHEREOF, this First Amendment to Forbearance Agreement has been executed as of the date first above written.

PACIFIC BUSINESS FUNDING,

a division of GREATER BAY BANK, N.A.

By:

Its:

SOUTHWALL TECHNOLOGIES INC.,

a Delaware corporation

By:

Its: